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   EXHIBIT 21


                   SUBSIDIARIES OF STERLING BANCSHARES, INC.

The following is a list of the subsidiaries of Sterling Bancshares, Inc.:

Sterling Bancorporation, Inc.
A Delaware corporation
PO Box 631
Wilmington, Delaware 19899

Sterling Bancshares Capital Trust I
A Delaware statutory business trust
15000 Northwest Freeway
Houston, Texas 77040

Sterling Bank
A Texas state banking association
15000 Northwest Freeway
Houston, Texas 77040

Clear Lake National Bank
A national banking association
15000 Northwest Freeway
Houston, Texas 77040

Sterling Capital Mortgage Corporation
A Texas corporation
13100 Northwest Freeway Suite 200
Houston, Texas 77040